                                                    Exhibit 15

Acknowledgment Letter of Independent Registered Public Accounting Firm

May 19, 2023

The Shareholders and Board of Directors of State Street Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the State Street Corporation Amended and Restated 2017 Stock Incentive Plan of our report dated April 27, 2023 relating to the unaudited condensed consolidated interim financial statements of State Street Corporation that are included in its Forms 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts